Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 2 to this Registration Statement on Form F-4 of Bitfarms Ltd. (the Company) of our report dated December 9, 2024, relating to the consolidated financial statements, which appears in Exhibit 99.2 to the Company’s Amended Annual Report on Form 40-F/A for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

January 21, 2025